[LOGO]                                               The Brink's Company
                                                     1801 Bayberry Court
                                                     P.O. Box 18100
                                                     Richmond, VA 23226-8100 USA
                                                     Tel. 804.289.9600
PRESS RELEASE                                        Fax 804.289.9758

Contact:                                             FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709


                               The Brink's Company
                          Reports First Quarter Results

                         BAX Global Posts Solid Results;
          Brink's, Incorporated Performance Trails Strong 2004 Quarter; Brink's Home Security Maintains Strong Growth and Performance



     RICHMOND, Va., (May 4, 2005) - The Brink's Company (NYSE: BCO) today reported after-tax income from continuing operations for the first quarter of 2005 of $15.8 million or $0.28 per diluted share compared to $17.2 million or $0.32 per diluted share in the prior-year period.

     Revenue in the first quarter of 2005 was up 12% over last year's first quarter to $1.2 billion, reflecting substantial increases from each of the Company's business units. Revenues at Brink's, Incorporated and BAX Global benefited from stronger European currencies relative to the U.S. dollar. The effects of the weaker U.S. dollar contributed about two percentage points of the increase in revenues.

     The Company reported operating profit of $36.8 million for the quarter ended March 31, 2005, a 9% increase from $33.7 million in the year earlier period. Operating profit at both Brink's Home Security and BAX Global improved in the current quarter versus the quarter a year earlier. Higher operating profit from the Company's business segments was partially offset by an increase in costs of former coal operations and higher corporate expenses. Income tax expense was higher in the 2005 quarter primarily due to newly established tax valuation allowances related to certain European operations.

     Net income for the first quarter of 2005 was $13.6 million, or $0.24 per diluted share, including a loss from discontinued operations of $2.2 million, or $0.04 per diluted share. In the first quarter a year ago, the Company reported net income of $25.8 million, or $0.47 per diluted share, which included income of $8.6 million, or $0.15 per diluted share, from discontinued operations primarily relating to the sale of natural resources assets.


                     First Quarter Business Unit Performance

Brink's, Incorporated ("Brink's")
---------------------------------

     Brink's revenue increased 11% to $509 million in the first quarter of 2005 from $458.0 million in the prior-year period. International revenue in the quarter increased 16% over the year-ago quarter, 12% excluding the net benefit of currency translation. The revenue growth was driven by an increase in activity in Europe reflecting acquisitions in Greece, Luxembourg, Scotland and Ireland, an increase in armored car business levels, especially in France, and higher volumes in Brink's Global Services. Revenues were also up in South America due largely to business growth and stable market conditions in Venezuela. North American revenue increased 3% over the first quarter of 2004, reflecting higher U.S. and Canadian revenues across all lines of service and the positive impact of foreign currency exchange rates on Canadian operations.

     Brink's operating profit in the quarter ended March 31, 2005, was $30.3 million, down from $32.8 million recorded in the first quarter of 2004. Operating profit declined in both International and North American operations. Internationally, better performance in South America was more than offset by a decline in Europe as the operations in both the Netherlands and Belgium experienced volume declines resulting in inefficient cost structures. Operating profit in North America declined slightly year-over-year to $12.7 million from $12.9 million mainly due to higher employee benefit costs in the United States.

Brink's Home Security
---------------------

     Revenue at Brink's Home Security increased 12% to $91.9 million in the first quarter of 2005, as compared to the same period last year, due primarily to continued growth in the subscriber base. Operating profit in the first quarter was a record $22.5 million, 16% higher than in the prior year's first quarter. The increase in operating profit from recurring services resulted primarily from the growth of the subscriber base.

     The annualized disconnect rate for the first quarter of 2005 improved to 5.8% from 6.4% in the year-ago quarter. Brink's Home Security installed 39,300 new subscribers during the quarter, a 15% increase over the number of new subscribers added in the first quarter of 2004, and ended the quarter with approximately 947,100 subscribers generating monthly recurring revenue of $26.9 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).

BAX Global
----------

     Revenue at BAX Global increased 12% to $623.5 million in the first quarter of 2005 compared to the prior-year period. In the Americas region, revenue increased 11% over last year's first quarter. The increase reflected higher fuel surcharges and an overall 5% improvement in U.S. shipping volumes including strong growth in BAX Global's freight forwarder service and higher export activity. Volumes for higher priced expedited freight were down as the effects of higher fuel prices contributed to a shift by customers to deferred services. International revenue increased 15% (11% excluding the benefit of foreign currency translation) versus the prior year period, reflecting robust Asia-Pacific activity and modest improvement in Europe.

     Operating profit at BAX Global improved to $8.2 million for the first quarter of 2005 compared to $3.1 million for the same period in 2004. The current quarter's performance reflects higher volume and improved margins in Asia-Pacific from logistics and freight forwarding activities and improvement in operating profit in Europe, partially offset by lower operating profit in the Americas due to a shift in product mix.

                            Other Costs and Expenses

     The Company's costs of former coal operations, which consist primarily of costs for Company-sponsored medical plans for former miners and their dependents, increased to $13.2 million in the first quarter of 2005 from $12.5 million in the prior-year period. Gains from the sale of residual property and equipment, which are deducted from the total of ongoing expenses, were approximately $1 million lower in the 2005 quarter versus a year ago.

     Corporate expenses increased in the quarter ended March 31, 2005, to $11.0 million from $9.1 million in the prior-year period primarily due to higher incentive compensation costs and audit-related expense.

     Interest and other income, net, in the first quarter of 2004 included the recognition of a one-time $4.4 million gain. At that time, the Company designated its Voluntary Employees' Beneficiary Association trust to pay benefits under the postretirement medical plans of the Company.

                                     Summary

     "Overall, we posted a good quarter despite some challenges at Brink's from competitive pressures in Europe," said Michael T. Dan, Chairman, President and Chief Executive Officer of The Brink's Company. "BAX Global had a solid start to the year, with continued growth in Asia-Pacific results, an increase in domestic shipping volumes, particularly at the end of the quarter, and growth in logistics services. Brink's, Incorporated maintained favorable revenue growth especially in its international operations, but operating profit was impacted by reduced volumes in certain European operations. Brink's Home Security maintained its excellent record of growth and profitability. The performance of each of our businesses during the first quarter should be a solid step toward achieving our targets for 2005," added Mr. Dan.

This release contains both historical and forward-looking information. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document includes, but is not limited to, statements regarding the achievement of targets in 2005. The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies that could cause actual results to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink's Company and its subsidiaries, include, but are not limited to, the ability of the businesses to meet demand appropriately, the ability of Brink's Home Security to continue to maintain its subscriber growth and low disconnect rate, the demand for overnight shipping, the ability to identify and execute cost and operational improvements in the core businesses, IT costs and costs associated with ongoing contractual obligations, pension plan and other employee obligations, labor relations, safety and security performance, overall domestic and international economic, political, social and business conditions, capital markets performance, the strength of the U.S. dollar relative to foreign currencies, interest rates, inflation, new government regulations and legislative initiatives (including local initiatives relating to police response to alarms), domestic and international demand for services of the subsidiaries of The Brink's Company, pricing and other competitive factors, fuel prices, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer. The information included in this release is representative only as of the date of this release, and The Brink's Company undertakes no obligation to update any information contained in this release.

About The Brink's Company
The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three businesses are Brink's, Incorporated, the world's premier provider of secure transportation and cash management services; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in freight transportation and global supply chain management solutions. For more information, please visit The Brink's Company website at www.brinkscompany.com, or call toll free 877-275-7488.

Conference Call
The Company will host a conference call today, May 4, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing 800-392-9565 within North America or 706-634-5450 from outside North America, or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through May 21, 2005, by calling 800-642-1687 within North America or 706-645-9291 outside North America. The conference ID for the replay is 5671400. A webcast replay will also be available at www.brinkscompany.com.

                               The Brink's Company
                                and Subsidiaries

                 Condensed Consolidated Statements of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)



                                                                        Three Months
                                                                       Ended March 31,
                                                                     2005          2004
------------------------------------------------------------------------------------------
Revenues                                                       $   1,224.6        1,094.5

Expenses:
Operating expenses                                                 1,052.1          929.9
Selling, general and administrative expenses                         138.8          134.4
------------------------------------------------------------------------------------------
   Total expenses                                                  1,190.9        1,064.3
Other operating income, net                                            3.1            3.5
------------------------------------------------------------------------------------------
   Operating profit                                                   36.8           33.7

Interest expense                                                      (4.6)          (5.8)
Interest and other income, net                                         0.7            4.4
Minority interest                                                     (3.8)          (3.3)
------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes              29.1           29.0
Provision for income taxes                                            13.3           11.8
------------------------------------------------------------------------------------------

   Income from continuing operations                                  15.8           17.2

Income (loss) from discontinued operations, net of tax                (2.2)           8.6
------------------------------------------------------------------------------------------
Net income                                                     $      13.6           25.8
==========================================================================================


Basic net income (loss) per common share:
   Continuing operations                                       $      0.28           0.32
   Discontinued operations                                           (0.04)          0.16
------------------------------------------------------------------------------------------
                                                               $      0.24           0.48
==========================================================================================
Diluted net income (loss) per common share:
   Continuing operations                                       $      0.28           0.32
   Discontinued operations                                           (0.04)          0.15
------------------------------------------------------------------------------------------
                                                               $      0.24           0.47
==========================================================================================

                               THE BRINK'S COMPANY
                                and Subsidiaries

                      Condensed Consolidated Balance Sheets
                                  (In millions)


                                                     March 31,     December 31,
                                                       2005            2004
--------------------------------------------------------------------------------
                                                  (Unaudited)
                         Assets

Cash                                            $     136.6             169.0
Other current assets                                  952.7             923.6
Property and equipment, net                           944.0             914.0
Goodwill, net                                         275.2             259.6
Other assets                                          428.1             412.0
--------------------------------------------------------------------------------
   Total assets                                 $   2,736.6           2,678.2
================================================================================

          Liabilities and Shareholders' Equity

Current debt                                    $      84.5              62.6
Other current liabilities                             945.0             969.5
Long-term debt                                        195.4             181.6
Accrued pension costs                                 126.3             117.0
Other postretirement benefits                         327.6             331.2
Other liabilities                                     378.2             342.3
--------------------------------------------------------------------------------
   Total liabilities                                2,057.0           2,004.2
Shareholders' equity                                  679.6             674.0
--------------------------------------------------------------------------------
   Total liabilities and shareholders' equity   $   2,736.6           2,678.2
================================================================================

                               THE BRINK'S COMPANY
                                and Subsidiaries

                               Segment Information
                                  (In millions)
                                   (Unaudited)


                                                              Three Months
                                                             Ended March 31,
                                                          2005             2004
--------------------------------------------------------------------------------
   Revenues:
     Brink's                                       $     509.2            458.0
     Brink's Home Security                                91.9             82.0
     BAX Global                                          623.5            554.5
--------------------------------------------------------------------------------
       Revenues                                    $   1,224.6          1,094.5
================================================================================

   Operating profit:
     Brink's                                       $      30.3             32.8
     Brink's Home Security                                22.5             19.4
     BAX Global                                            8.2              3.1
--------------------------------------------------------------------------------
       Business segments                                  61.0             55.3
     Former coal operations                              (13.2)           (12.5)
     Corporate                                           (11.0)            (9.1)
--------------------------------------------------------------------------------
       Operating profit                            $      36.8             33.7
================================================================================

                               The Brink's Company
                                and Subsidiaries

                       Supplemental Financial Information
                                  (In millions)
                                   (Unaudited)


                                                             Three Months
                                                            Ended March 31,
                                                          2005         2004
--------------------------------------------------------------------------------
   Brink's:
     Revenues:
       North America                                 $     186.0          180.1
       International                                       323.2          277.9
--------------------------------------------------------------------------------
     Revenues                                        $     509.2          458.0
================================================================================
     Operating profit:
       North America                                 $      12.7           12.9
       International                                        17.6           19.9
--------------------------------------------------------------------------------
     Operating profit                                $      30.3           32.8
================================================================================

   Brink's Home Security:
     Revenues                                        $      91.9           82.0
================================================================================
     Operating profit:
       Recurring services                            $      41.5           35.1
       Investment in new subscribers                       (19.0)         (15.7)
--------------------------------------------------------------------------------
     Operating profit                                $      22.5           19.4
================================================================================

     Monthly recurring revenues (a)                  $      26.9           24.0
     Annualized disconnect rate                              5.8%           6.4%

     Number of subscribers (in thousands):
       Beginning of period                                 921.4          833.5
       Installations                                        39.3           34.1
       Disconnects                                         (13.6)         (13.5)
--------------------------------------------------------------------------------
     End of period                                         947.1          854.1
     Average number of subscribers                         933.6          843.5
================================================================================
(a) See "Non-GAAP Reconciliations" below.

   BAX Global:
     Revenues:
       Americas                                      $     293.4          264.7
       International                                       354.7          309.1
       Eliminations                                        (24.6)         (19.3)
--------------------------------------------------------------------------------
     Revenues                                        $     623.5          554.5
================================================================================
     Operating profit (loss):
       Americas                                      $      (3.4)          (1.9)
       International                                        14.2            8.7
       Corporate and other                                  (2.6)          (3.7)
--------------------------------------------------------------------------------
     Operating profit                                $       8.2            3.1
================================================================================

   Intra-America revenue                             $     135.8          125.1
   Worldwide expedited freight services:
     Revenues                                        $     465.3          415.6
     Weight in pounds                                      431.3          418.0
================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



        COSTS OF FORMER COAL OPERATIONS INCLUDED IN CONTINUING OPERATIONS



                                                                     Three Months
                                                                    Ended March 31,
                                                                    2005       2004
--------------------------------------------------------------------------------------
Company-sponsored postretirement benefits other than pensions   $    9.4          9.4
Black lung                                                           1.2          1.5
Pension                                                              1.0          0.6
Administrative, legal and other expenses, net                        2.1          2.5
Idle and closed mine expense                                         0.2          0.2
Gains on sale of property and equipment and other income            (0.7)        (1.7)
--------------------------------------------------------------------------------------
                                                                $   13.2         12.5
======================================================================================





                   INCOME (LOSS) FROM DISCONTINUED OPERATIONS


                                                                     Three Months
                                                                    Ended March 31,
                                                                    2005       2004
--------------------------------------------------------------------------------------
Gain (loss) on sales of:
   Timber                                                       $     -          18.8
   Gold                                                               -          (0.9)

Results from operations:
   Timber                                                             -          (0.5)
   Gold                                                               -          (1.2)

Adjustments to contingent liabilities of former operations          (3.4)        (2.9)
--------------------------------------------------------------------------------------
Income (loss) from discontinued operations before income taxes      (3.4)        13.3
Income tax benefit (expense)                                         1.2         (4.7)
--------------------------------------------------------------------------------------
Income (loss) from discontinued operations                      $   (2.2)         8.6
======================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                         SELECTED CASH FLOW INFORMATION



                                                                              Three Months
                                                                             Ended March 31,
                                                                             2005       2004
-----------------------------------------------------------------------------------------------
   Depreciation and amortization:
     Brink's                                                          $        21.2       19.1
     Brink's Home Security                                                     13.9       12.5
     BAX Global                                                                10.1       10.7
     Corporate                                                                  0.2        0.4
-----------------------------------------------------------------------------------------------
       Depreciation and amortization                                  $        45.4       42.7
===============================================================================================

   Capital expenditures:
     Brink's                                                          $        31.4       16.1
     Brink's Home Security (a)                                                 43.2       26.7
     BAX Global                                                                17.1        6.9
     Corporate                                                                  0.1        0.3
-----------------------------------------------------------------------------------------------
       Capital expenditures                                           $        91.8       50.0
===============================================================================================
(a) Includes $10.2 million for the purchase of BHS's headquarters.
    The facility was previously leased.


   Other Brink's Home Security cash flow information:
     Impairment charges from subscriber disconnects                   $         8.8        8.7
     Amortization of deferred revenue                                          (6.5)      (6.1)
     Deferral of subscriber acquisition costs (current year payments)          (5.0)      (4.7)
     Deferral of revenue from new subscribers (current year receipts)           9.6        8.1
===============================================================================================



                       Weighted-Average Share information




                                                                              Three Months
                                                                             Ended March 31,
                                                                             2005       2004
-----------------------------------------------------------------------------------------------
Weighted-average common shares outstanding:
   Basic                                                                       55.7       53.9
   Diluted                                                                     56.5       54.4
===============================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                            NON-GAAP RECONCILIATIONS

Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink's Home Security revenues follows:

                                                                Three Months
                                                               Ended March 31,
                                                             2005           2004
--------------------------------------------------------------------------------
March:
   Monthly recurring revenues ("MRR") (a)                $   26.9          24.0
   Amounts excluded from MRR:
     Amortization of deferred revenue                         2.3           2.1
     Other revenues (b)                                       2.2           1.8
--------------------------------------------------------------------------------
   Revenues on a GAAP basis                                  31.4          27.9
================================================================================

Revenues (GAAP basis):
   March                                                     31.4          27.9
   January - February                                        60.5          54.1
--------------------------------------------------------------------------------
   January - March                                       $   91.9          82.0
================================================================================
(a) MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.
(b)  Revenues that are not pursuant to monthly contractual billings.


The Company believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security service business produces.

Net Debt and Net Financings
                                                          March 31, December 31,
                                                            2005         2004
--------------------------------------------------------------------------------
Short-term debt and current maturities of long-term debt $   84.5          62.6
Long-term debt                                              195.4         181.6
--------------------------------------------------------------------------------
     Debt                                                   279.9         244.2
Less cash and cash equivalents                             (136.6)       (169.0)
--------------------------------------------------------------------------------
     Net Debt                                               143.3          75.2
Securitization facility                                      63.0          25.0
--------------------------------------------------------------------------------
     Net Financings                                      $  206.3         100.2
================================================================================


The Company believes that Net Debt and Net Financings are useful measures of the Company's financial leverage.

                               The Brink's Company
                                and Subsidiaries


                                      OTHER


Value-added taxes and customs duties

During 2004, the Company determined that one of its non-U.S. Brink's, Incorporated business units had not paid foreign customs duties and value-added taxes with respect to the importation of certain goods and services. The Company has been advised that there could be civil and criminal penalties asserted for the non-payment of these customs duties and value-added taxes. The business unit has commenced discussions with the appropriate governmental authorities in the affected jurisdiction regarding this matter. To date no penalties have been asserted.

As a result of its investigation, the Company recorded charges in 2004 of $1.1 million to operating profit and $0.7 million to interest expense.

The Company evaluates many factors to determine whether it should recognize or disclose a loss contingency, including the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. The Company believes that the range of probable penalties related to unpaid value-added taxes is between $0.4 million and $3 million and that no amount within that range is a better estimate than any other amount within the range. Accordingly, the Company has accrued $0.4 million for these penalties.

The Company has concluded that a loss related to penalties on unpaid customs duties is not probable. The Company believes that the range of reasonably possible losses related to customs duties penalties is between $0 and approximately $35 million. The Company believes that the assertion of these penalties would be excessive and would vigorously defend against any such assertion.

The Company intends to diligently pursue the timely resolution of this matter and, accordingly, the Company's estimate of the potential losses could change materially in future periods. The assertion of potential penalties may be material to the Company's financial position and results of operations. These penalties could be asserted at any time. Although the Company has accrued $0.7 million of interest on the unpaid value-added taxes and customs duties, the Company does not expect to be assessed interest charges in connection with any penalties that may be asserted.

                                      # # #